UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2010

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1049 Camino Dos Rios	91360
Thousand Oaks, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 373-4545
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 21, 2010, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Teledyne Technologies Incorporated approved new annual base salaries for the Company’s named executive officers, with the effective date retroactive to September 1, 2010 (the new annual base salary for Rex Geveden was approved by the Committee on July 20, 2010). The new base salaries approved by the Committee included the following:

Name	Position	Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	$861,000

John T. Kuelbs	Executive Vice President, General Counsel and Secretary	$440,727

Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$394,612

Aldo Pichelli	President and Chief Operating Officer, Electronics and Communications Segment	$384,375

Rex Geveden	President, Teledyne Brown Engineering	$325,977
In setting such base salaries, the Committee considered general industry and industry peer compensation information provided by an independent compensation consultant, executive performance and other factors.
The Committee also approved a payment to each of Dr. Mehrabian and Messrs. Kuelbs, Schnittjer and Pichelli to put such individuals in the same position as they would have been had the annual salaries described above been in effect on September 1, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated December 23, 2010